STOCK AWARD AGREEMENT

THIS STOCK AWARD AGREEMENT (this “Agreement”) is made and entered into as of the 30th day of September, 2009, by and between First National Bancshares, Inc. (the "Company”), a South Carolina corporation with a principal place of business at 215 N. Pine Street, Spartanburg, South Carolina, and J. Barry Mason (the "Grantee"), an individual and resident of the state of South Carolina.

RECITALS

WHEREAS, the Grantee is employed by the Company as its President and Chief Executive Officer;

WHEREAS, the Company currently has authorized 100,000,000 shares of common stock, of which 6,963,321 shares are currently issued and outstanding;

WHEREAS, pursuant to Section 3(c) of that certain employment agreement between the Grantee and the Company dated August 24, 2009 (the "Employment Agreement"), the Company has agreed to issue to the Grantee a number of shares of common stock of the Company, subject to the restrictions contained herein (the "Restricted Stock Grant");

WHEREAS, the Grantee is willing to accept the Restricted Stock Grant provided for in this Agreement and is willing to abide by the obligations imposed upon him under this Agreement;

WHEREAS, pursuant to Section 3(c) of the Employment Agreement, the Company has further agreed to issue to the Grantee an option to purchase 1,000,000 shares of common stock of the Company at a specified exercise price as described below; and

WHEREAS, the Grantee is willing to accept the grant of an option to purchase 1,000,000 shares of common stock of the Company under the terms and conditions specified below.

NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1.    Restricted Stock Award.

(a)           Award of Shares.  Subject to the restrictions set forth in this Agreement, the Company hereby issues 250,000 shares of common stock of the Company (the “Restricted Stock”) to the Grantee.  Except as otherwise provided in this Agreement, the Grantee’s interest in the Restricted Stock shall vest and become nonforfeitable pro rata over five years, or 20% each year on August 24th (with the first 20% vesting on August 24, 2010), in each case so long as the Grantee is an employee of the Company as of such date.

(b)           Restrictions on Transfer.  In addition to the other restrictions contained in this Agreement or the Articles of Incorporation or Bylaws of the Company, until the occurrence of a Change in Control (as defined below) with respect to the Company, no unvested shares of Restricted Stock shall be transferable or assignable except by will or by the laws of descent and distribution.  Any attempt to dispose of the unvested shares of Restricted Stock in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.

(c)           Legend on Certificates.  The certificates for the Restricted Stock shall be held in the custody of the Company.  Each existing or replacement certificate for shares issued hereunder to the Grantee shall be subject to such stop-transfer orders and other restrictions as described herein and shall bear the following legend upon its face:

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK AWARD AGREEMENT BY AND BETWEEN THE SHAREHOLDER AND FIRST NATIONAL BANCSHARES, INC. DATED SEPTEMBER 30, 2009.

(d)           Rights as a Shareholder.  Subject to the restrictions set forth in this Agreement, the Grantee shall have all rights and privileges of a shareholder as to the shares of Restricted Stock, including the right to vote and receive distribution and liquidation proceeds with respect to the shares of Restricted Stock.

(e)           Enforcement of Restrictions on Transfer.  The Company shall not register the transfer of any certificate representing the Restricted Stock unless its Board of Directors concludes, in its sole discretion, that the Grantee has complied with the vesting and transfer provisions of this Agreement.

(f)           Waiver of Restrictions on Transfer.  Notwithstanding any other provision herein, the Company may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to the Restricted Stock.

2.           Option Award.

(a)           Award of Options.  Subject to the terms and conditions set forth herein, the Company hereby grants to the Grantee options to purchase 1,000,000 shares of common stock of the Company (the "Options") for an exercise price of $1.00 per share (the “Exercise Price”).  The Exercise Price may be adjusted from time to time as agreed to by the parties.  The parties agree and acknowledge that the Exercise Price constitutes the fair market value of the Company's common stock as of the date hereof.  The Options granted herein are not Incentive Stock Options.  For purposes of this Agreement, "Incentive Stock Option" shall mean an option to purchase any stock of the Company, which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

(b)           Vesting and Period of Exercise.  The Options are exercisable with respect to the shares of common stock as follows, subject in each case to continued employment by the Company or a subsidiary of the Company through such date:

No. of Shares	Vesting Date

333,333	August 24, 2010
333,333	August 24, 2011
333,334	August 24, 2012

All Options expire and are void unless exercised on or before August 24, 2019.

(c)           Method of Exercising Option.  The Options may be exercised by the Grantee, or by the Grantee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Exhibit A) signed by the Grantee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in this Agreement to the attention of the Chief Financial Officer or such other officer as the Company may designate.  Any such notice shall (a) specify the number of shares of common stock which the Grantee or the Grantee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required by the Company pursuant to this Agreement, and (c) be accompanied by (i) a certified or cashier’s check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of common stock owned by the Grantee and duly endorsed or accompanied by stock transfer powers having a fair market value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier’s check accompanied by the number of shares of common stock where fair market value when added to the amount of the check equal the total Exercise Price applicable to such shares purchased hereunder.  Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Grantee or the Grantee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising the Options. In the event that the Company agrees to allow the exercise of the Options by any person or persons other than the Grantee, such notice shall be accompanied by proof acceptable to the Company of the right of such person or persons to exercise the Options.

(d)           Restrictions on Transfer.  No Option shall be transferable by a Grantee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order.  During the lifetime of the Grantee, the Options shall be exercisable only by the Grantee (or by the Grantee's guardian or legal representative, should one be appointed).  For purposes of this Agreement, "Qualified Domestic Relations Order" shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

3.           Effect of Termination of Employment in Certain Circumstances.  For purposes of this Agreement, "terminate" and "termination" shall mean as defined in the Employment Agreement.

(a)           Restricted Stock. In the event of the Grantee ceases employment with the Company, the Grantee’s rights to all unvested shares of Restricted Stock shall be forfeited and the shares shall be returned to the Company, and all rights of the Grantee to such forfeited shares shall terminate without further obligation on the part of the Company.  Upon the forfeiture of the Grantee’s rights to any unvested shares of Restricted Stock, the Grantee shall execute all documents and surrender any stock certificates necessary to return such shares to the Company for no consideration.

(b)   Options.

(i)  In the event of the termination of the Grantee's employment with the Company or any of its subsidiaries, other than a termination that is either (i) for Cause, (ii) voluntary on the part of the Grantee and without written consent of the Company, or (iii) for reasons of death or disability or retirement, the Grantee may exercise the Options at any time within 30 days after such termination to the extent of the number of shares which were vested hereunder at the date of such termination. For purposes of this Agreement, "Cause" shall mean as defined in that certain Noncompete Agreement between the Company, First National Bank of the South, and the Grantee dated September 18, 2009 (the "Noncompete Agreement").  For purposes of this Agreement, "disability" shall mean as defined in the Employment Agreement.

(ii)  In the event of a termination of the Grantee's employment that is either (x) for Cause or (y) voluntary on the part of the Grantee and without the written consent of the Company, the Options, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(iii)  In the event of the retirement of the Grantee at the normal retirement date as prescribed from time to time by the Company or any subsidiary, the Grantee may exercise the Options at any time within 90 days after such termination of employment by retirement to the extent of the number of shares which were vested hereunder at the date of such termination.

(iv)  In the event of termination of employment because of the Grantee's disability, the Grantee (or his guardian or personal representative) may exercise the Options, within a period ending on the earlier of (a) the last day of the one year period following the Grantee's disability or (b) the expiration date of the Options, to the extent of the number of shares which were vested hereunder at the date of such termination.

(v)  In the event of the Grantee's death while employed by the Company or any of its subsidiaries or within three months after a termination of such employment (if such termination was neither (i) for Cause nor (ii) voluntary on the part of the Grantee and without the written consent of the Company), the Grantee's personal representative may exercise the Options at any time within a period ending on the earlier of (a) the last day of the one year period following the Grantee's death or (b) the expiration date of the Options.  If the Grantee was an employee of the Company at the time of death, the Options may be so exercised to the extent of the number of shares that were vested hereunder at the date of death.  If the Grantee's employment terminated prior to his death, the Options may be exercised only to the extent of the number of shares covered by the Options which were vested hereunder at the date of such termination.

4.           Effect of a Change of Control.  Provided that neither the Company nor its subsidiary bank, First National Bank of the South, are subject to any formal or informal regulatory enforcement action currently in effect at the time of the execution of the Employment Agreement, upon occurrence of a Change of Control with respect to the Company, the Options and Restricted Stock shall become fully vested.  For purposes of this Agreement, the term “Change of Control” shall mean as defined by Treasury regulation § 1.409A-3(i)(5).

5.            Forfeiture of Options upon Breach of Noncompete Agreement.

(a)            Forfeiture of Options.  The forfeiture provisions described Section 5(b) below will be triggered (i) if the Grantee breaches any noncompetition, nonsolicitation, or similar provision of the Noncompete Agreement or any similar agreement then in effect between the Grantee and the Company or any of its subsidiaries or (ii) if the Grantee is not then subject to any such agreement, then if at any time within the later of (x) one year after termination of the Grantee’s employment or (y) one year after the Grantee’s exercise of any portion of this Option, the Grantee engages in any of the Forfeiture Activities.  “Forfeiture Activity” for purposes of clause (ii) above shall include (A) the provision of services to a competitor of the Company or any of its subsidiaries within any county that the Company has an office or operates a branch, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an employee; (B) any activity which constitutes a violation of any confidentiality or similar provision of any agreement between the Company and the Grantee or violation by the Grantee of any Company policies pertaining to such matters; or (c) any activity which is inimical, contrary, or harmful to the interests of the Company (including conduct related to the Grantee’s employment for which either criminal or civil penalties against the Grantee may be sought or violation of the Company’s policies, including the Company's insider trading policy).

(b)           Duty to Repay Option Gain.  If the forfeiture provisions are triggered pursuant to Section 5(a) above, then (i) the Options shall terminate effective the date on which the Grantee breaches the Noncompete Agreement or engages in the Forfeiture Activity, unless terminating sooner by operation of another term or condition of the Agreement, and (ii) any Option Gain realized by the Grantee from exercising all or a portion of this Option within the preceding year shall be paid by the Grantee to the Company.  “Option Gain” shall mean the gain represented by the mean market price on the date of exercise over the Exercise Price, multiplied by the number of shares purchased through exercise of the Option, without regard to any subsequent market price decrease or increase, but net of any taxes actually paid on the gain.

(c)           Form of Payment of Option Gain.  By accepting this Agreement, the Grantee consents to a deduction from any amounts the Company owes the Grantee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Grantee owes the Company under this Section.  Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owed by the Grantee to the Company, calculated as set forth above, the Grantee shall pay immediately the unpaid balance to the Company.  The Grantee hereby appoints the Company as its attorney-in-fact to execute any documents or do any acts necessary to exercise its rights under this Section.

(d)           Waiver.  The Grantee may be released from its obligations under this Section 5 only if the Board of Directors (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

6.           Employee Representations.  For the purposes of this Section 6, the Restricted Stock and Options are collectively referred to as the "Securities."

(a)           The Grantee hereby represents, warrants and covenants that he: (i) understands that the issuance of the Securities has not been registered under the Securities Act of 1933, the Securities are offered pursuant to an exemption thereunder, and the offering has not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency; (ii) is acquiring the Securities for his own account for investment, not on behalf or for the benefit of any other person, and he has no intention of distributing such Securities to others in violation of the Securities Act; (iii) understands that the Securities are subject to resale restrictions imposed by the Securities Act and the securities laws of various states, and may not be sold without compliance with such laws; and (iv) resides in the State of South Carolina.

(b)           The Grantee is the President and Chief Executive Officer of the Company and thus is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  The Grantee has been granted access to, and had the opportunity to review, financial and other information relating to the Company and the terms and conditions of an investment in the Securities, as well as such other information as the Grantee deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the merits and risks of an investment in the Securities.  The Grantee has had the opportunity to ask questions of, and receive satisfactory answers from, the Company concerning the terms and conditions of an investment in the Securities and the information concerning the Company that the Grantee has reviewed.

7.           Rights as Shareholder or Employee.  The Grantee shall have no rights as a shareholder of the Company with respect to any shares underlying the Options until the day of the payment of the Exercise Price in accordance with the terms and provisions hereof. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such payment is received by the Company.

This Agreement shall not, of itself, confer upon Grantee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate the Grantee's employment at any time.

8.            Miscellaneous.

(a)           Binding on Successors and Representatives.  The parties understand that this Agreement shall be binding not only upon themselves, but also upon their heirs, executors, administrators, representatives, successors and assigns; and the parties agree, for themselves and their heirs, administrators, representatives, successors and assigns, to execute any instrument that may be necessary or desirable legally to effect such understanding.

(b)           Entire Agreement.  This Agreement, the Employment Agreement, and the Noncompete Agreement evidence the entire agreement of the parties with respect to the Options and Restricted Stock and supersede any previous agreements, whether written or oral, with respect thereto and any other document to which the Company is a party related generally or specifically to option rights.

(c)           Amendment.  Neither this Agreement nor any of the terms and conditions herein set forth may be altered or amended orally.  Any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties or their respective successors and assigns.

(d)           Construction of Terms.  Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires.

(e)           Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

(f)           Governing Law.  This Agreement shall be governed by the laws of the State of South Carolina and the parties hereby submit to the jurisdiction of the federal and state courts of South Carolina.

(g)           Notices.  Except as otherwise provided herein, any notice relating to this Agreement shall be in writing and delivered in person or by first class mail postage prepaid, to the address as hereinafter provided.  Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at:  215 N. Pine Street, Spartanburg, South Carolina 29302 (Attention: Chairman).  Each notice to the Grantee shall be addressed to the Grantee at: The Anthony Law Firm, PO Box 3565, Spartanburg, South Carolina 29304.

[signatures appear on the following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

FIRST NATIONAL BANCSHARES, INC.,
a South Carolina corporation

By: /s/ C. Dan Adams
Name: C. Dan Adams
Title: Chairman of the Board of Directors

GRANTEE:

By: /s/ J. Barry Mason
J. Barry Mason

EXHIBIT A

NOTICE OF EXERCISE

To exercise Stock Options, the Grantee should
complete this Exhibit, execute it, and return it to the Company

The undersigned hereby notifies First National Bancshares, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase ________________  shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Stock Award Agreement (the "Agreement") between the undersigned and the Company dated _______________________________.  Accompanying this Notice is a check in the amount of $___________________ payable to the Company such amount being equal to the purchase price per share set forth in the Agreement multiplied by the number of shares being purchased hereby.

IN WITNESS WHEREOF, the undersigned has set his hand and seal, this ________ day of _________________, _________.

GRANTEE [OR GRANTEE'S ADMINISTRATOR, EXECUTOR OR PERSONAL REPRESENTATIVE]

Name:
Print Name:	J. Barry Mason